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                                                                    EXHIBIT 13.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-23919) pertaining to the 1989 Stock Option Plan, the 1992 Stock Option Plan, the 1996 Stock Option Plan, 1996 International Employee Stock Purchase Plan and 1996 French Employee Savings Plan of ILOG S.A. or our reports dated July 23, 1997 (except for Notes 5 and 11 to the consolidated financial statements, for which the date is August 20, 1997), with respect to the consolidated financial statements and schedule of ILOG S.A. included in its Annual Report (Form 20-F) filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG Audit



                                        /s/  Deborah CHOATE
                                        ----------------------------------
                                        Represented by
                                        Deborah CHOATE

Paris, France
September 26, 1997